UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[x] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a 12
_______________________________________________________
Carillon Series Trust
_______________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 13, 2025.

[NAME]
[ADDRESS LINE 1]
[ADDRESS LINE 2]

IMPORTANT NOTICE

[INSERT PERSONALIZED QR CODE FOR VOTING]

Re: Carillon Chartwell Small Cap Growth Fund - 2025 Special Meeting of Shareholders.

Dear Valued Shareholder,

Carillon Chartwell Small Cap Growth Fund has engaged Broadridge Proxy Services Center to assist with an important matter related to your investment.

We kindly request you contact us as soon as possible. You can reach us by calling 1-833-218-4458 during the hours of Monday through Friday: 9:00 AM – 10:00 PM Eastern Time.

Alternatively, you may scan the QR code above to conveniently complete your response online.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Carillon Chartwell Small Cap Growth Fund

Carillon Chartwell Small Cap Growth Fund

May 2025

URGENT

Re: Your investment in Carillon Chartwell Small Cap Growth Fund

Dear Shareholder,

Broadridge Financial Solutions has been engaged by the Carillon Family of Funds to contact you regarding an important matter pertaining to your investment in Carillon Chartwell Small Cap Growth Fund.

Our previous attempts to contact you have been unsuccessful.  Please contact us at 833-218-4458.

We are available seven days a week, Monday through Friday 9:00am to 10:00pm Eastern Time and Saturday and Sunday 10:00am to 2:00pm Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.